Exhibit 10.2

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Triple asterisks denote omissions.

SIXTH AMENDMENT TO
SECOND AMENDED AND RESTATED DISTRIBUTION AGREEMENT

This Sixth Amendment to Second Amended and Restated Distribution Agreement (this “Amendment”) is between The Medicines Company, a Delaware corporation with offices at 8 Sylvan Way, Parsippany, NJ 07054 (“MDCO”), and Integrated Commercialization Solutions, Inc., a California corporation with offices at 3101 Gaylord Parkway, Frisco, TX 75034 (“Distributor”). This Amendment is effective as of February 01, 2014 (the “Amendment Effective Date”). MDCO and Distributor shall, at times throughout this Amendment, be referred to individually as a “Party” and collectively as the “Parties”.

RECITALS

A.
MDCO and Distributor are parties to a Second Amended and Restated Distribution Agreement effective as of October 1, 2010, as amended by the First Amendment dated July 1, 2011, the Second Amendment dated September 1, 2011, the Third Amendment dated April 23, 2012, the Fourth Amendment dated April 29, 2013 and the Fifth Amendment dated September 12, 2013 (as amended, the “Agreement”);

B.	Under the Agreement, among other things, MDCO engaged Distributor to perform distribution services for certain of MDCO’s pharmaceutical products; and

C.	The Parties now wish to amend the Agreement in certain respects.

AMENDMENT

NOW THEREFORE, the parties agree as follows:

1.
Defined Terms. Capitalized terms in this Amendment that are not defined in this Amendment have the meanings given to them in the Agreement. If there is any conflict between the Agreement and any provision of this Amendment, this Amendment will control.

2.	Section 12.1. Section 12.1 of the Agreement is deleted in its entirety and replaced with the following:

12.1
Term. This Agreement shall commence upon the Effective Date and will continue until February 28, 2019, unless sooner terminated in accordance with the terms of this Agreement. Thereafter, this Agreement shall automatically renew for subsequent terms of one additional year, unless either Party provides the other Party with written notice of its intent not to renew this Agreement at least 90 days before expiration of the current Term. The initial term and all renewal terms are collectively referred to as the “Term”.

3.	Exhibit A-1. The parties agree that Exhibit A-1 is hereby added to the Agreement.

4.	Exhibit D. The Parties agree that Exhibit D to the Agreement is hereby deleted in its entirety and replaced with the attached Revised Exhibit D.

5.
No Other Changes. Except as otherwise provided in this Amendment, the terms and conditions of the Agreement will continue in full force, nothing in the Amendment modifies any term or provision in the Agreement or the Continuing Guaranty.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Amendment Effective Date.

INTEGRATED COMMERCIALIZATION SOLUTIONS, INC.		THE MEDICINES COMPANY
By:	/s/ Stephen W. McKinnon	By:	/s/ Tanya Quinn 4/1/14
Name:	Stephen W. McKinnon	Name:	Tanya Quinn
Title:	President and GM	Title:	VP, Global Supply Chain

EXHIBIT A-1
Operational Expectations for ICS

•
Dedicated MDCO Program Manager: to work closely with MDCO’s Operations/Distribution Director, ensure MDCO’s commercial warehousing and distribution activities for our portfolio are managed proactively and completely within budget. Additionally, to lead efforts with MDCO and ICS teams to proactively identify, recommend and implement process changes and improvements to continuously drive efficiencies.

•
Experienced Project Manager for New Product/Sku Launches: to create the project plan for all warehousing/distribution activities inclusive of chargebacks, finances, wholesale distribution readiness, etc. in order to manage and drive the project plan and ensure timely adherence of goals and escalation of gaps.

•
Date Reporting Improvements: by March 15, 2015 ensure all current reporting upgrade requests are complete; to identify and outline future requests for improvement and manage those projects with transparency and urgency.

•
Quarterly Business Review Discipline: dedicated MDCO program to proactively schedule quarterly meetings (in-person or by telephone). Create the agenda and manage action items ongoing, ensuring on-time completion or escalation to mgmt. and establish relevant metrics for regular review.

•
Joint Steering Committee: establish and conduct on a bi-annual basis or as needed an executive team to oversee the progress of all operational expectations outlined above, identifying challenges, gaps and solutions and ensure the alignment of performance expectations; Members: MDCO VP, Global Supply Chain; MDCO VP Finance/Controller, ICS President and General Manager, and ICS VP Finance.

Revised EXHIBIT D
Fee Schedule effective April 1, 2014

Services                                        Fee

A.    Marketing, Sales, Customer Service and Distribution

Fees include the following                        Percentage of WAC                                                 (see below)

•	Warehousing Management and Inventory Administration

•	Customer Service / Order Entry

•	Marketing and Distribution Services

•	Invoicing and Accounts Receivable Management

•	Direct Account Set Up

•	Information Technology

Wholesaler Stocking                            Percent of WAC

Angiomax, Cangrelor*, Oritavancin*, Minocin IV**            [***]%

Generics (G10), Argatroban, Recothrom, Cleviprex, Fibrocaps*        [***]%

Drop-Ship/Direct

Angiomax, Cangrelor*, Oritavancin*, Minocin IV**            [***]%

Generics (G10), Argatroban, Recothrom, Cleviprex, Fibrocaps*        [***]%

* Product under regulatory review.
** Product to be transitioned in.

B. Contract Pricing (provided in Section 5.4)

MDCO will reimburse Distributor monthly for any MDCO Contract sales administered as a direct price
(anything less than current WAC of the product) at time of sale. Reimbursement amount to Distributor is current WAC at time of contract sales minus contract price.

Any direct pricing will be provided by MDCO to Distributor.

C. Pricing Actions

Distributor shall realize no benefit or penalty from pricing actions. In the event of a price increase on the Products, Distributor shall deduct the difference in value of the Products held in

Distributor inventory held on the day prior to the price increase. For example, the day prior to the price increase the value of the products is $1,000,000 and a 6% price increase raises the value of the same inventory to $1,060,000 on the same number of units of Products. Distributor shall deduct the difference, $60,000, from the next Service Fee.

In the event of a price decrease on the Products, Distributor shall add the difference in value of the Products held on the Distributor inventory held on the day prior to the price decrease. For example, the day prior to the price decrease the value of the products is $1,000,000 and a 6%
price decrease lowers the value of the same inventory to $940,000 on the same number of units of Products. Distributor shall add the difference, $60,000, to the next Service Fee.